UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PREMIERWEST BANCORP

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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PREMIERWEST BANCORP

503 Airport Road

Medford, Oregon 97504

AMENDED MERGER PROPOSAL – YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On October 29, 2012, PremierWest Bancorp (“PremierWest”), Starbuck Bancshares, Inc. (“Starbuck”) and Pearl Merger Sub Corp., a wholly owned subsidiary of Starbuck (“Pearl Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, PremierWest will merge with and into Pearl Merger Sub, with Pearl Merger Sub as the surviving entity (the “Merger”). The Merger Agreement provided that, among other things, if the Merger Agreement is approved and the Merger is subsequently completed, each outstanding share of PremierWest common stock will be converted into the right to receive $1.65 in cash, without interest, subject to deduction for any required withholding tax.

We are pleased to report that PremierWest, Starbuck and Pearl Merger Sub have entered into an amendment to the Merger Agreement, dated March 16, 2013 (the “Amendment”), which is attached as Appendix A to this proxy supplement and is incorporated herein by reference. The primary purpose of the Amendment is to provide PremierWest shareholders with an additional $0.35 in cash consideration for each outstanding share of PremierWest common stock. As a result, under the terms of the amended Merger Agreement, at the effective time of the Merger, each outstanding share of PremierWest common stock will be converted into the right to receive $2.00 in cash, without interest, subject to deduction for any required withholding tax. The additional cash consideration of $0.35 per share totals approximately $3.5 million in additional cash proceeds to the holders of PremierWest common stock.

Your vote is important. Because approval of the amended Merger Agreement requires the affirmative vote of a majority of the outstanding shares entitled to vote at the special meeting, failing to vote or abstaining from voting, either in person or by proxy, will have the same effect as a vote against the amended merger proposal. Even if you have previously submitted a proxy, you can still change your vote. If, in light of the increased merger consideration, you wish to change your vote, or if you have not previously submitted a proxy, whether or not you plan to attend the special meeting in person, we urge you to submit a proxy by signing, dating and returning the enclosed proxy card as soon as possible in the envelope provided, or submit your proxy by telephone or over the Internet by following the instructions on the proxy card. If you sign and deliver your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” approval of the merger agreement.

The Board of Directors of PremierWest has approved the Amendment and the transactions contemplated by the amended Merger Agreement, including the Merger, and determined that these transactions are in the best interests of PremierWest and its shareholders.

The Board of Directors of PremierWest recommends that you vote “FOR” approval of the amended Merger Agreement.

As previously disclosed, Institutional Shareholder Services Inc. and Glass Lewis & Co., two of the leading independent U.S. proxy advisory firms, have both recommended that the company’s shareholders vote “FOR” the proposed merger, even before the merger consideration was increased to $2.00 per share in cash.

This supplement contains important information about PremierWest, Starbuck, Pearl Merger Sub, the amended Merger Agreement, the modified terms of the Merger and the special meeting. We urge you to carefully review this supplement and the entire proxy statement and the documents included with the proxy statement.

We look forward to seeing you at the special meeting, and we appreciate your continued loyalty and support. As previously disclosed, the special meeting is to be held at 9:00 a.m., Pacific Time, on March 28, 2013 at the PremierWest Bank Headquarters located at 503 Airport Road, Medford, Oregon.

Sincerely yours,

James M. Ford
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or determined if the accompanying this supplement or the proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

This supplement, dated March 18, 2013, is first being mailed to shareholders of PremierWest on or about March 18, 2013.

PREMIERWEST BANCORP

503 Airport Road

Medford, Oregon 97504

SUPPLEMENT DATED MARCH 18, 2013

(to Proxy Statement Dated January 4, 2013)

ADDITIONAL CASH CONSIDERATION OF $0.35 PER SHARE

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

YOUR VOTE IS VERY IMPORTANT

On or about January 9, 2013, PremierWest Bancorp (“PremierWest”) mailed to its shareholders as of the close of business on December 31, 2012 a definitive proxy statement relating to a special meeting of its shareholders in connection with the Agreement and Plan of Merger, dated October 29, 2012 (the “Merger Agreement”), among PremierWest, Starbuck Bancshares, Inc. (“Starbuck”) and Pearl Merger Sub Corp., a wholly owned subsidiary of Starbuck (“Pearl Merger Sub”), pursuant to which PremierWest will merge with and into Pearl Merger Sub, with Pearl Merger Sub as the surviving entity.

We are pleased to report that PremierWest, Starbuck and Pearl Merger Sub have entered into an amendment to the Merger Agreement, dated March 16, 2013 (the “Amendment”), which is attached as Appendix A to this proxy supplement and is incorporated herein by reference. The primary purpose of the Amendment is to provide PremierWest shareholders with an additional $0.35 in cash consideration for each outstanding share of PremierWest common stock. As a result, under the terms of the amended Merger Agreement, at the effective time of the Merger, each outstanding share of PremierWest common stock will be converted into the right to receive $2.00 in cash, without interest, subject to deduction for any required withhold tax. The additional cash consideration of $0.35 per share totals approximately $3.5 million in additional cash proceeds to the holders of PremierWest common stock.

This supplement to the definitive proxy statement may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire supplement to the definitive proxy statement, the definitive proxy statement including the merger agreement, and the documents to which we refer you. See “Where You Can Find More Information” beginning on page S-5.

Any person, including any beneficial owner, to whom this supplement is delivered may request copies of any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to PremierWest Bancorp at 503 Airport Road, Medford, Oregon 97504, Attn: Tom Anderson, Corporate Secretary, or at (541) 618-6003, on our website at www.PremierWestBank.com or from the SEC through the SEC’s website at http://www.sec.gov.

ABOUT THIS DOCUMENT

This supplement, which forms part of the proxy statement filed by PremierWest with the SEC, constitutes a supplement to the proxy statement of PremierWest for the purposes of the Securities Act of 1933, as amended.

THIS SUPPLEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS SUPPLEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS SUPPLEMENT.

THIS SUPPLEMENT IS DATED MARCH 18, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS SUPPLEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Appendix A – First Amendment to Agreement and Plan of Merger, dated March 16, 2013

INTRODUCTION

We incorporate by reference in this proxy supplement the information we included in the definitive proxy statement dated January 4, 2013, which we mailed to shareholders of PremierWest on or about January 9, 2013. To the extent the information in this supplement differs from or updates the information contained the definitive proxy statement, the information in this supplement governs.

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE MERGER

The following sections provide brief answers to some of the questions that PremierWest shareholders may have regarding the Amendment and the amended Merger Agreement and brief answers to those questions. You are encouraged to read carefully this entire supplement, the entire definitive proxy statement, including the Appendices and the other documents to which this supplement or the definitive proxy statement refers or incorporates by reference, because the information in this section does not provide all the information that might be important to you.

Q:	Why am I receiving this supplement?

A:	We are sending you this supplement to the January 4, 2013 definitive proxy statement because on March 16, 2013, PremierWest, Starbuck and Pearl Merger Sub amended the Merger Agreement. This supplement provides you information on the amended transaction and updates the January 4, 2013 definitive proxy statement that was previously mailed to you.

Q:	What are the significant changes in the amended Merger Agreement?

A:	The Amendment to the Merger Agreement increases the merger consideration that a PremierWest shareholder will have the right to receive after the closing of the Merger to include an additional $0.35 in cash consideration per share of PremierWest common stock.

Q:	What will the PremierWest shareholders now receive in the Merger?

A:	As a result of the Amendment, under the terms of the amended Merger Agreement, at the effective time of the Merger, each outstanding share of PremierWest common stock will be converted into the right to receive $2.00 in cash, without interest, subject to deduction for any required withholding tax. The additional cash consideration of $0.35 per share totals approximately $3.5 million in additional cash proceeds to the holders of PremierWest common stock.

Q:	Does the PremierWest Board of Directors support the amended Merger Agreement?

A:	Yes. The PremierWest Board of Directors believes that the amended Merger Agreement and the transactions contemplated by the amended Merger Agreement, including the Merger, are in the best interests of PremierWest and its shareholders. Therefore, the PremierWest Board of Directors recommends that you vote “FOR” the proposal to approve the amended Merger Agreement at the special meeting.

Q:	What do I do if I have already submitted my vote?

A:

If you have already voted and you do not want to change the way you previously voted, you do not need to do anything further and your vote will be counted at the special meeting of PremierWest shareholders. If you have not previously voted, we urge you to submit a proxy by signing, dating and returning the enclosed proxy card as soon as possible in the envelope provided, or submit your proxy by telephone or over the Internet by following the instructions on the proxy card. If you wish to revoke or change the proxy you have already submitted, we urge you to submit a new proxy by signing, dating and returning the enclosed proxy card as soon as possible in the envelope provided, or submit your new proxy by telephone or over the Internet by following the instructions on the proxy card, or cast your vote in person at the special meeting of PremierWest shareholders. You may revoke your proxy card in the manner described in the proxy statement at any time before it is exercised.

Q:	When and where is the special meeting?

A:	As previously disclosed on March 13, 2013, the special meeting is to be held at 9:00 a.m., Pacific Time, on March 28, 2013 at the PremierWest Bank Headquarters located at 503 Airport Road, Medford, Oregon.

Q:	Who can answer my questions?

A:	PremierWest shareholders, banks and brokers should call Georgeson, Inc., toll-free at 1-877-278-9670, to obtain additional copies of this supplement, the definitive proxy statement or proxy cards. Questions about the Merger or the special meeting may be directed to any of the following PremierWest officers at (541) 618-6020: James M. Ford, President and CEO; Doug Biddle, EVP and Chief Financial Officer; and Tom Anderson, EVP and Chief Administrative Officer.

UPDATE TO THE MERGER

Updated Background of the Merger

The definitive proxy statement describes the background of the Merger up to and including October 30, 2012, the date the Merger Agreement was announced by joint press release of the parties. The discussion below supplements that description up to and including the date of this supplement.

On or about January 9, 2013, PremierWest mailed to its shareholders of record as of the close of business on December 31, 2012 a definitive proxy statement relating to a special meeting of its shareholders to take place on Tuesday, February 19, 2013. Following the mailing of the definitive proxy statement, PremierWest and its representatives began contacting its shareholders to solicit proxies in favor of the proposed Merger.

On February 5, 2013, PremierWest mailed to its shareholders who had not yet submitted proxies a notice encouraging such shareholders to submit proxies in favor of the proposed Merger.

On February 6, 2013, PremierWest issued a press release announcing that Institutional Shareholder Services Inc. and Glass Lewis & Co., two of the leading independent U.S. proxy advisory firms, had both recommended that PremierWest’s shareholders vote “FOR” the proposed Merger.

On February 13, 2013, PremierWest issued a press release detailing its Board of Directors’ recommendation to the PremierWest shareholders to vote “FOR” the proposals in its proxy statement for the upcoming special meetings.

On February 15, 2013, PremierWest issued a press release announcing that Starbuck and certain affiliates of Starbuck received regulatory approvals or non-objections, as applicable, for the proposed Merger. Approvals or non-objections were obtained from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions and the Oregon Department of Consumer and Business Services. The February 15, 2013 press release also encouraged PremierWest shareholders who had not yet submitted proxies to submit proxies in favor of the proposed Merger.

On February 19, 2013, PremierWest issued a press release announcing that PremierWest shareholders approved adjournment of the special meeting and that the special meeting had been adjourned until 9:00 a.m. Pacific Time, on Wednesday, March 13, 2013 at the Rogue Valley Country Club, 2660 Hillcrest Road, Medford, Oregon. The meeting was adjourned to provide PremierWest with additional time to solicit proxies from its shareholders to approve the Merger Agreement.

On February 22, 2013, PremierWest mailed to its shareholders of record who had not yet submitted proxies a second notice encouraging such shareholders to submit proxies in favor of the proposed Merger.

On March 10, 2013, Starbuck delivered a letter to the PremierWest Board of Directors requesting an additional 30 day adjournment to provide additional time to solicit proxies on the Merger proposal, as well as to negotiate with PremierWest and the United States Treasury regarding a potential restructuring of the proposed transaction to provide additional value to PremierWest shareholders. On March 11 and March 12, 2013, the PremierWest Board of Directors met to discuss the request. The PremierWest Board of Directors responded on March 12, 2013 requesting a formal proposal from Starbuck for a revised transaction which would provide additional value to the PremierWest shareholders and agreeing to an adjournment of the special meeting until March 28, 2013.

On March 13, 2013, PremierWest issued a press release announcing a further adjournment of the special meeting to continue to provide additional time to solicit proxies on the Merger proposal. The special meeting would reconvene at 9:00 a.m. Pacific Time, on March 28, 2013 at the PremierWest Bank Headquarters located at 503 Airport Rd, Medford, Oregon. PremierWest also stated that, as of March 13, 2013, approximately 49.2% of the outstanding shares and 60.0% of the total votes cast voted in favor of the merger proposal. At such time, an additional 78,106 shares voted in favor of the merger proposal were required to approve the merger proposal, while approximately 1.8 million shares remained unvoted.

On March 15, 2013, Starbuck delivered to the PremierWest Board of Directors a proposal for amending the Merger Agreement to increase the merger consideration by $0.35 in cash to $2.00 in cash per share of PremierWest common stock. In addition, the proposed amendment to the Merger Agreement also included a requirement, at the written request of Starbuck, to adjourn the special meeting of PremierWest shareholders scheduled for March 28, 2013 to a date not earlier than April 18, 2013 in the event requisite approval of the shareholders for the merger proposal is not obtained at such meeting.

Following extensive discussion, on March 16, 2013, the PremierWest Board of Directors voted to approve the Amendment. Later in the day, the relevant parties executed and delivered the Amendment. PremierWest and Starbuck issued a joint press release before the open of the market on March 18, 2013 that publicly announced the Amendment.

Reasons for the Merger and Recommendation of the Board of Directors of PremierWest

The definitive proxy statement describes PremierWest’s reasons for the merger up to and including January 4, 2013, the date of the definitive proxy statement. The discussion below supplements that description up to and including the date of this supplement.

In approving the amended Merger Agreement and the transactions contemplated thereby, PremierWest’s Board of Directors were mindful of the matters described in the section entitled “The Merger – Reasons for the Merger and Recommendation of the Board of Directors of PremierWest” beginning on page 35 of the definitive proxy statement. The PremierWest Board of Directors expressed its belief that those matters were still applicable. In addition, the PremierWest Board of Directors considered a number of factors, including the following:

•

that the value of the increased merger consideration to be received by PremierWest shareholders in the Merger, including the fact that the increase of $0.35 per share in merger consideration was entirely in cash. Further, the PremierWest Board of Directors considered that the merger consideration in the amended Merger Agreement was an increase from the original merger consideration that D.A. Davidson & Co. (“Davidson”) had determined was fair to PremierWest’s common shareholders from a financial point of view. See the section entitled “The Merger – Opinion of PremierWest’s Financial Advisor” beginning on page 39 of the definitive proxy statement and the opinion of Davidson attached as Appendix B to the definitive proxy statement;

•	that, since the announcement of the proposed Merger on October 30, 2012, PremierWest had not received an acquisition proposal from any other party;

•

the historical market prices of PremierWest common stock and that the increased merger consideration of $2.00 in cash per share of PremierWest common stock represented a premium of approximately 32.5% over the $1.51 per share closing price of PremierWest common stock on October 26, 2012, the trading day immediately prior to the announcement of the merger agreement, a premium of approximately 40.3% over the average price in the 20-trading days prior to and including October 26, 2012 of $1.43 per share, and a 64.6% multiple of PremierWest’s tangible book value per share of $3.10 as of December 31, 2012;

•

that approximately 60% of the votes cast by shareholders were in favor of the merger proposal and indications by shareholders that there would likely be increased shareholder support for approving the Merger if Starbuck increased the original merger consideration;

•	the Board of Directors’ belief that the additional cash consideration constituted Starbuck’s best and final offer; and

•

that Starbuck and certain of its affiliates received regulatory approvals or non-objections, as applicable, for the proposed Merger from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions and the Oregon Department of Consumer and Business Services.

PremierWest’s Board of Directors also considered potential adverse consequences of the amended Merger Agreement and countervailing risks and factors concerning the proposed Merger, including the following:

•

that some of PremierWest’s directors and executive officers have other interests in the merger that are different from, or in addition to, their interests as PremierWest shareholders. See the section entitled “The Merger – Interests of PremierWest Directors and Executive Officers in the Merger” beginning on page 50 of the definitive proxy statement.

The above discussion of the information and factors considered by PremierWest’s Board of Directors is not intended to be exhaustive, but includes the material factors PremierWest’s Board of Directors considered. In reaching its determination to approve and recommend the Merger pursuant to the amended Merger Agreement, PremierWest’s Board of Directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The PremierWest Board of Directors realized that there can be no assurance about future results, including results expected or considered in the factors above. However, the PremierWest Board of Directors concluded that the potential positive factors described above, as well as the potential positive factors described in the section entitled “The Merger – Reasons for the Merger and Recommendation of the Board of Directors of PremierWest” beginning on page 35 of the definitive proxy statement, significantly outweighed the potential adverse consequences described above, as well as the potential adverse consequences described in the section entitled The Merger – Reasons for the Merger and Recommendation of the Board of Directors of PremierWest” beginning on page 38 of the definitive proxy statement. The recommendation was made after consideration of all of the factors as a whole. This explanation of PremierWest’s reasons for the Merger and the other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 19 of the definitive proxy statement.

PremierWest’s Board of Directors believes that the terms of the amended Merger Agreement, the Merger and the other transactions contemplated by the amended Merger Agreement are in the best interests of PremierWest’s shareholders. Accordingly, PremierWest’s Board of Directors has approved the amended Merger Agreement, the Merger and the other transactions contemplated thereby and recommends that you vote “FOR” approval of the amended Merger Agreement, “FOR” approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to PremierWest’s named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, and “FOR” adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the amended Merger Agreement.

LITIGATION RELATED TO THE MERGER

On January 11, 2013, an alleged shareholder filed a putative class action entitled Sector Grid Trading Co. v. James M. Ford et al., Case No. 650121, in the Supreme Court of the State of New York, County of New York. The defendants were PremierWest and the members of its Board of Directors, Starbuck and Pearl Merger Sub. The complaint alleged that the individual defendants breached their fiduciary duties to PremierWest in connection with the Merger Agreement, and that Starbuck aided and abetted in their breaches of fiduciary duty. Specifically, the complaint alleged, among other things, that the proposed merger arises out of a flawed process, and that the individual defendants engaged in self-dealing in relation to the proposed merger, which resulted in a failure to maximize shareholder value. The complaint also alleged that the individual defendants breached their fiduciary duties by omitting material facts from the proxy statement filed by PremierWest on January 4, 2013, in connection with the proposed merger. The complaint further alleged that Starbuck aided and abetted the alleged breaches of fiduciary duty by the individual defendants. The plaintiff sought, among other things, an order enjoining the consummation of the proposed merger, awarding compensatory and/or rescissory damages, and awarding attorney’s fees and costs. On January 16, 2013, plaintiff moved for a preliminary injunction pending expedited discovery, expedited discovery and a hearing date for a post-expedited discovery motion to continue the preliminary injunction pending trial. On January 21, 2013, defendants filed a motion to dismiss based on forum non conveniens and for lack of personal jurisdiction. On February 14, 2013, the court heard arguments on plaintiff’s and defendants’ motions. On February  15, 2013, the court granted defendants’ motion to dismiss and denied as moot plaintiff’s motion.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the “Investor Relations” section of our website at www.PremierWestBank.com. The information provided on our website is not part of this supplement or the definitive proxy statement, and therefore is not incorporated by reference.

Any person, including any beneficial owner, to whom this supplement or the definitive proxy statement is delivered may request copies of this supplement, definitive proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to PremierWest Bancorp at 503 Airport Road, Medford, Oregon 97504, Attn: Tom Anderson, Corporate Secretary, or at (541) 618-6003, on our website at www.PremierWestBank.com or from the SEC through the SEC’s website at http://www.sec.gov.

Starbuck has supplied all information pertaining to Starbuck Bancshares, Inc. and Pearl Merger Sub Corp., and we have supplied all information pertaining to us.

THIS SUPPLEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS SUPPLEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS SUPPLEMENT.

THIS SUPPLEMENT IS DATED MARCH 18, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS SUPPLEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

APPENDICES

Appendix A:                     First Amendment to Agreement and Plan of Merger, dated March 16, 2013

APPENDIX A

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This First Amendment to the Agreement and Plan of Merger (this “Amendment”) is entered into and effective as of March 16, 2013, by and among STARBUCK BANCSHARES, INC., a Minnesota corporation (“Parent”), PEARL MERGER SUB CORP., an Oregon corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and PREMIERWEST BANCORP, an Oregon corporation (the “Company”). Parent, Merger Sub and the Company are sometimes individually referred to herein as a “Party” or collectively referred to herein as the “Parties”. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Agreement (defined below).

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger on October 29, 2012 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Merger Consideration. The first sentence of Section 2.1(a) of the Agreement shall be amended and restated to read as follows:

“Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 2.1(b)) shall thereupon be converted automatically into and shall thereafter represent the right to receive only $2.00 in cash without interest, subject to deduction for any required withholding Tax (the “Merger Consideration”).”

2.	Company Shareholders Meeting. The following sentence shall be added to the end of Section 5.3(b) of the Agreement:

“If the Shareholder Approval is not obtained at the Company Shareholders Meeting to be reconvened on March 28, 2013, the Company, upon the written request of Parent, shall adjourn such Company Shareholders Meeting until a date not earlier than April 18, 2013.”

3. Continuing Validity. Except as expressly modified by this Amendment, the terms and conditions of the Agreement will remain unchanged and in full force and effect, and are expressly incorporated by reference in this Amendment. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment will prevail.

4. Counterparts. This Amendment may be executed in multiple counterparts and transmitted by facsimile, by electronic mail in portable document format (PDF) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a Party’s signature, with each such counterpart, facsimile or PDF signature constituting and original and all of which together constituting one and the same original.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date hereof by their respective officers thereunto duly authorized.

STARBUCK BANCSHARES, INC.

By:	/s/ Scott A. Kisting
Name:	Scott A. Kisting
Title:	President & CEO

PEARL MERGER SUB CORP.

By:	/s/ Scott A. Kisting
Name:	Scott A. Kisting
Title:	President & CEO

PREMIERWEST BANCORP

By:	/s/ James M. Ford
Name:	James M. Ford
Title:	President & CEO

[Signature Page to First Amendment to Agreement and Plan of Merger]